Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 19, 2016	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2016

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $329 thousand or $0.17 per diluted share, for the three months ended March 31, 2016 as compared to $460 thousand or $0.24 per diluted share for the same period in 2015. The $131 thousand decrease in net income during the three months ended March 31, 2016 was primarily attributable to a $94 thousand decrease in net interest income and a $45 thousand increase in non-interest expense, which were partially offset by a $10 thousand decrease in provisions for loan losses. The decrease in net interest income during the three months ended March 31, 2016 was attributable to a $176 thousand decrease in Federal Home Loan Bank (“FHLB”) stock dividends and a $118 thousand increase in interest expense which was partially offset by a $200 thousand increase in interest income. The decrease in FHLB stock dividends during the three months ended March 31, 2016 was primarily attributable to the absence of a $145 thousand FHLB special stock dividend received in the three months ended March 31, 2015. The increase in interest expense during the three months ending March 31, 2016 was primarily attributable to higher market interest rates paid on FHLB variable rate advances and short-term borrowings and higher average balances of FHLB short-term borrowings during the three months ended March 31, 2016, when compared to the same period in 2015. The increase in interest income was primarily attributable to higher average balances of loans and investment securities and higher yields on mortgage backed securities, which were partially offset by lower average balances of mortgage backed securities and lower yields on loans and investment securities during the three months ending March 31, 2016, when compared to the same period in 2015. The increase in non-interest expense was primarily attributable to higher employee related costs, legal expenses, and federal deposit insurance premiums, which were partially offset by decreases in provisions for off-balance sheet (loan origination) commitments, occupancy and equipment costs, and data processing costs during the quarter ended March 31, 2016, when compared to the same period in 2015. The increase in income tax expense for the three months ended March 31, 2016 was primarily attributable to higher levels of taxable income, when compared to the same period in 2015. The decrease in the provision of loan losses was primarily attributable to lower levels of non-performing loans, which was partially offset by an increase in the Company’s loan portfolio.

Net income for the nine months ended March 31, 2016 totaled $933 thousand or $0.49 per diluted share, as compared to $1.0 million or $0.53 per diluted share for the same period in 2015. The $92 thousand decrease in net income during the nine months ended March 31, 2016 was primarily attributable to a $108 thousand increase in income tax expense, a $29 thousand increase in non-interest expense, and an $16 thousand increase in provisions for loan losses, which were partially offset by a $50 thousand increase in net interest income and an $11 thousand increase in non-interest income, when compared to the same period in 2015. The increase in income tax expense for the nine months ended March 31, 2016 was primarily attributable to higher levels of taxable income, and the absence of PA tax credits for charitable contributions made, when compared to the same period in 2015. The increase in non-interest expense was primarily attributable to higher employee related costs, federal deposit insurance premiums, and legal expenses, which were partially offset by decreases in data processing costs, and charitable contributions eligible for PA tax credits during the nine months ended March 31, 2016, when compared to the same period in 2015. The increase in the provision for loan losses was primarily attributable to an increase in the Company’s loan portfolio. The increase in net interest income during the nine months ended March 31, 2016 was attributable to a $226 thousand increase in interest income, which was partially offset by a $176 thousand increase in interest expense. The increase in interest income was primarily attributable to higher average balances of loans and investment securities outstanding, which were partially offset by lower average balances of mortgage-backed securities, and lower average yields earned on the Company’s investment, loan, FHLB stock, and mortgage-backed securities portfolios, when compared to the same period in 2015. The increase in interest expense was primarily attributable to higher rates paid on FHLB long-term variable rate and short-term advances, and higher average balances of FHLB short-term advances during the nine months ended March 31, 2016, which were partially offset by lower yields paid on time deposits, when compared to the same period in 2015. The increase in non-interest income was primarily attributable to a gain on the sale of one investment security, which was partially offset by the absence of a gain on the sale of real estate owned realized in 2015, and decreases in earnings on the Company’s Bank-owned life insurance, and service charges on deposits.

President and Chief Executive Officer David J. Bursic offered the following comments on the Company’s fiscal year to date performance: “The Company’s Board of Directors and I are pleased with the sustained growth in the Company’s net loan portfolio from $29.7 million at June 30, 2014, to $46.2 million at June 30, 2015, to $61.6 million at March 31, 2016. Substantially all of this loan growth was in single family owner occupied loans. The Company continues to manually underwrite and service each loan to ensure credit quality and customer satisfaction.”

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	March 31, 2016 (Unaudited)	June 30, 2015 (Unaudited)
Total assets	$338,463	$329,716
Cash and Cash Equivalents	1,904	3,573
Certificates of Deposits	350	350
Investment securities available-for-sale	102,483	66,916
Investment securities held-to-maturity	11,025	36,618
Mortgage-backed securities held-to-maturity	147,612	162,639
Net loans receivable	61,583	46,163
Deposits	140,146	138,928
FHLB advances: fixed-rate	12,500	12,500
FHLB advances: variable-rate	105,305	105,305
FHLB advances: short-term	39,645	37,830
Other short-term borrowings	7,000	0
Equity	32,763	32,043
Book value per share – Common Equity	16.07	15.70
Book value per share – Tier I Equity	16.22	15.93
Annualized Return on average assets	0.37%	0.43%
Annualized Return on average equity	3.86%	4.23%
Tier I leverage ratio	9.83%	10.03%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015
Interest income	$1,764	$1,740	$5,022	$4,796
Interest expense	402	284	1,033	857

Net interest income	1,362	1,456	3,989	3,939
Provision for loan losses	21	31	68	52

Net interest income after provision for loan losses	1,341	1,425	3,921	3,887
Non-interest income	131	132	427	416
Non-interest expense	939	894	2,826	2,797

Income before income tax expense	533	663	1,522	1,506
Income taxes	204	203	589	481

NET INCOME	$329	$460	$933	$1,025

EARNINGS PER SHARE:
Basic	$0.17	$0.24	$0.49	$0.53
Diluted	$0.17	$0.24	$0.49	$0.53
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	1,910,222	1,939,135	1,909,890	1,949,260
Diluted	1,910,222	1,939,135	1,909,890	1,949,260